                                                                [Execution Copy]


                                AGENCY AGREEMENT

                                    between

                              FLEET NATIONAL BANK,
          not in its individual capacity but solely as Owner Trustee, under the Trust Agreement, as the Lessor,

                                      and

                 SMART & FINAL INC., as the Construction Agent



                          Dated as of April 16, 1997

                               TABLE OF CONTENTS

                                                                  PAGE
                                   ARTICLE I

                               Defined Terms...................      1

                                  ARTICLE II

                                   Agency......................      1
     SECTION 2.01.      Appointment............................      1
     SECTION 2.02.      Performance of and Payment for the Work      2

                                  ARTICLE III

                        Lessor's Advances and Reimbursements...      2
     SECTION 3.01.      Lessor's Obligations...................      2
     SECTION 3.02.      Advances of Lessor's Share.............      3

                                  ARTICLE IV

                             Performance of the Work...........      3
     SECTION 4.01.      Scope of Work..........................      3
     SECTION 4.02.      Performance of Work....................      3
     SECTION 4.03.      Permits................................      4
     SECTION 4.04.      Competent Workforce....................      4
     SECTION 4.05.      Compliance with Legal Requirements.....      4
     SECTION 4.06.      Labor..................................      4
     SECTION 4.07.      Books and Records......................      4
     SECTION 4.08.      Environmental Laws.....................      4
     SECTION 4.09.      Inspection Rights......................      4
     SECTION 4.10       Completion Date........................      5
     SECTION 4.11       Change Orders..........................      5
     SECTION 4.12       Independent Contractor Status..........      5
     SECTION 4.13       Removal of Liens.......................      6
     SECTION 4.14       Standard of Work.......................      6
     SECTION 4.15       Notice of Delay........................      6
     SECTION 4.16       Warranty of Title......................      6
     SECTION 4.17       Lease Agreement........................      6
     SECTION 4.18       Conditions of Completion...............      6

                                   ARTICLE V

                               Defaults and Remedies...........      7
     SECTION 5.01.      Events of Default......................      7
     SECTION 5.02.      Remedies...............................      8
     SECTION 5.03.      Costs of Enforcement...................      8
     SECTION 5.04.      Cumulative Remedies....................      8

                                  ARTICLE VI

                               Exculpation of Lessor...........      8

                                  ARTICLE VII

                                  Miscellaneous................      9
     SECTION 7.01.      Governing Law; Waiver of Jury Trial....      9
     SECTION 7.02.      Notices; Modification..................      9
     SECTION 7.03.      Illegal Provision......................      9
     SECTION 7.04.      Binding Effect.........................      9
     SECTION 7.05.      Counterparts...........................     10
     SECTION 7.06.      Headings...............................     10
     SECTION 7.07.      Time of Essence........................     10

Exhibit A

                          REQUISITION CERTIFICATE..............    A-1

     AGENCY AGREEMENT dated as of April 16, 1997 between FLEET NATIONAL BANK, a national banking association, not in its individual capacity but solely as Owner Trustee under the Trust Agreement (the "Lessor") and SMART & FINAL INC., a Delaware corporation (the "Construction Agent").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Construction Agent desires to design, acquire, construct and install the Improvements on each Leased Premises, as agent for the Lessor, the Lessor is appointing the Construction Agent as its agent to undertake such design, acquisition, construction and installation, and the Lessor will own the Improvements;

     WHEREAS, the Construction Agent will fund the Improvement Cost with its own funds and will be reimbursed by the Lessor therefor to the extent provided herein;

     WHEREAS, in order to meet its obligations to reimburse the Construction Agent as provided herein and to purchase the Leased Premises, the Lessor will
(i) execute promissory notes in favor of the Lenders pursuant to the terms and conditions of the Loan Agreement in a total amount equal to 96% of the Property Cost and (ii) receive a contribution from the Equity Participant and Significant Sublessees in an amount equal to 4% of the Property Cost; and

     WHEREAS, the Lessor will lease each Leased Premises to Smart & Final Inc., as Lessee pursuant to the Lease Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                 Defined Terms
                                 -------------

     All capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in Exhibit A to the Participation Agreement dated as of April 16, 1997, among the parties hereto, Credit Lyonnais New York Branch, as Agent, and the Lenders and Equity Participant named therein, as amended from time to time.

                                  ARTICLE II

                                    Agency

     SECTION 2.01     Appointment.  Solely for the limited purposes hereinafter
                      -----------
set forth, the Lessor hereby designates the Construction
Agent as its agent, and the Construction Agent hereby accepts such appointment, to design, acquire, construct, and install the Improvements, in each case in accordance with the Final Construction Plans for each Leased Premises and subject to the terms and conditions of this Agency Agreement, to pay for the Improvement Cost from its own funds, to cause title to the same to be vested in or otherwise conveyed to the Lessor, and otherwise to perform or cause to be performed the Work. The Construction Agent shall have no authority to act for or on behalf of the Lessor except with respect to the design, acquisition, construction and installation of the Improvements and the performance of the Work, and the performance of ministerial functions in connection with and in furtherance of the foregoing. The acceptance, or the failure to act where silence implies such acceptance, by the Construction Agent on behalf of the Lessor of any property or any contractual obligation with respect to which the Construction Agent does not have authority to act on behalf of the Lessor as described in this Agency Agreement shall be ineffective, ab initio, to create in, or transfer to, the Lessor any legal or beneficial right or interest in such property or any contractual obligation or to impose on the Lessor any liability, obligation or responsibility with respect thereto. The Construction Agent shall cause any agreement, contract, purchase order, or other writing entered into by the Construction Agent purporting to be binding upon the Lessor to refer to the Construction Agent as agent for the Lessor, and to provide that the Lessor shall have no obligation for payment of any amount thereunder. The authority of the Construction Agent hereunder shall terminate on the earliest to occur of (i) completion of all of the Work (including all punchlist items) in accordance with the terms and conditions of this Agency Agreement or (ii) termination of the Construction Agent's authority pursuant to Section 5.02(a) hereof following occurrence of an Event of Default. The termination of the Construction Agent's authority hereunder shall not discharge the Construction Agent or limit in any way the Construction Agent's liability hereunder with respect to obligations arising out of this Agency Agreement and the Construction Agent's performance hereunder, including, without limitation, with respect to the Construction Agent's indemnification of the Indemnitee pursuant to the Participation Agreement.

     SECTION 2.02.    Performance of and Payment for the Work.  The Construction
                      ---------------------------------------
Agent shall itself perform or caused to be performed by others the work in accordance with the provisions of this Agency Agreement including, without limitation, the provisions of Article IV, and shall cause the Improvements to be Substantially Complete by the Completion Date. The Construction Agent shall pay for the Improvement Cost using its own funds, subject to reimbursement by the Lessor to the extent provided by Article III hereof. If, for any reason, the Improvement Cost exceeds the Lessor's obligation to reimburse the Construction Agent pursuant to Article III hereof, the Construction Agent shall, nonetheless, be bound and required to fulfill its obligations hereunder and to pay such excess Improvement Cost and all other costs in connection with the Work, and, under no circumstances shall the insufficiency of the funds available to the Construction Agent reduce or release the Construction Agent from any of its obligations hereunder. The Lessor shall not be liable to the Construction Agent for failure or delay in any aspect of the performance of the Work. Upon delivery, installation, testing or completion of construction of any aspect of the Work, as appropriate, the Construction Agent shall inspect such aspect of the Work, and unless the Construction Agent objection to such aspect of the Work, the Construction Agent shall be deemed to have accepted such aspect of the Work and, as between the Lessor and the Construction Agent, but without waiving any rights against contractors and vendors, the Construction Agent shall be deemed to have agreed that such aspect of the Work is satisfactory to the Construction Agent in all respects and suitable for its purposes.

                                  ARTICLE III

                     Lessor's Advances and Reimbursements
                     ------------------------------------

     SECTION 3.01.    Lessor's Obligations. Subject to the terms and conditions
                      --------------------
of the Participation Agreement and of this Agency Agreement, including satisfaction of the applicable conditions set forth in Article III of the Participation Agreement, on each Advance Date, the Lessor agrees to pay the Lessor's Share of the Improvement Cost as of such Advance Date. Such payments of the Lessor's Share of the Improvement Cost shall be funded by the Lessor solely from the sources specified in Sections 1.02 and 1.03 of the Participation Agreement. Nothing contained in this Agency Agreement shall in any way obligate the Lessor to pay any debt or meet any financial obligation of the Construction Agent under this Agency Agreement or otherwise with respect to the Work, except from monies actually received by the Lessor from said sources.

     SECTION 3.02.    Advances of Lessor's Share.
                      --------------------------

     (a) Each Advance shall be made on an Advance Date, subject to receipt by the Lessor and the Agent at least three Business Days prior thereto, of a completed and executed Requisition Certificate in the form of Exhibit A hereto.

     (b) Each Advance shall be in an amount set forth on the Requisition Certificate and shall not be in excess of the lesser of (i) Lessor's Share of Improvement Cost as of such date and (ii) $30,000,000 less the Outstanding Property Cost as of such date. The final Advance on account of the Improvements shall be made on or before the Completion Date; provided, however, if the Lessor
                                                --------
and the Agent have consented to an extension of the Completion Date for a Leased Premises, then, with the consent of the Lessor and the Agent, which may withhold such consent for any or no reason, the final Advance may include funds requisitioned in anticipation of Improvement Cost to be incurred in connection with final completion of the Work after April 16, 1999.

     (c) The Lessor shall make or cause to be made each Advance by wire transfer to the account of the Construction Agent and in such manner as the Construction Agent may designate in writing no later than ten days before the applicable Advance Date. Any additional Advance that would otherwise be required to be made on a day that is not a Business Day shall be made on the next following Business Day.


                                  ARTICLE IV

                            Performance of the Work
                            -----------------------

          The Construction Agent shall design, acquire, construct, and install the Improvements on the Leased Premises in accordance with the following:

     SECTION 4.01.    Scope of Work. The Construction Agent shall design,
                      -------------
acquire, construct, and install the Improvements and otherwise perform the Work in accordance with the Final Construction Plans in a good and workman like manner under the supervision of a licensed architect or engineer. For each Leased Premises, the Initial Construction Plans for the Improvements for such Leased Premises shall be delivered to the Lessor and the Agent prior to the Closing Date for such Leased Premises and the Final Construction Plans for such Improvements shall be delivered to the Lessor and the Agent on or prior to the 30th day preceding commencement of construction of such Improvements.



     SECTION 4.02.    Performance of Work.  The Construction Agent shall be
                      -------------------
solely responsible for all means, methods and techniques in the performance of the Work, and shall perform the Work or cause the Work to be performed in accordance with the provisions of this Article IV. In furtherance, and not in limitation of, Sections 9 and 14 of the Lease Agreement, the Construction Agent shall promptly remedy damage or loss to any property referred to herein caused in whole or in part by the Construction Agent, any contractor, any subcontractor, any vendor, or anyone directly or indirectly employed by any of them, or by anyone for whose acts any of them is liable and, therefore, for which the Construction Agent is responsible hereunder.


     SECTION 4.03.    Permits.  The Construction Agent shall obtain and pay for
                      -------
any and all permits and bonds required to be obtained before commencement of the Work and for all other permits, governmental fees, sales taxes and use taxes, licenses and inspections necessary or, in the opinion of the Construction Agent, desirable for the proper execution and completion of the Work as and when the same are required to be obtained, and, upon the request of the Lessor or the Agent, shall provide evidence thereof.

     SECTION 4.04.    Competent Workforce.  The Construction Agent shall employ,
                      -------------------
or cause its contractor to employ, a competent project manager at all times during the progress of the Work. The Construction Agent shall be responsible to each Indemnitee for, and shall defend and shall hold each Indemnitee harmless from and against, the acts and omissions of its employees, contractors and subcontractors, their respective agents and employees and any other persons performing any of the Work, all in accordance with Section 4.02 of the Participation Agreement.

     SECTION 4.05.    Compliance with Legal Requirements.  The Construction
                      ----------------------------------
Agent shall perform the Work in accordance in all material respects with all applicable laws, rules, regulations and licenses and shall give all notices applicable thereto, and when completed, all buildings, structures, site improvements and the like that are part of the Improvements shall be wholly within applicable building restriction lines and will not violate in any material respect applicable use or other restrictions, whether established in prior conveyances, zoning laws, governmental regulations or otherwise.

     SECTION 4.06.    Labor.  The Construction Agent and its contractors may
                      -----
employ open shop or union labor for performance of the Work. If the Construction Agent or any contractor uses union labor, the Construction Agent shall comply, or cause such contractor to comply with all union contract requirements, including, without limitation, shop stewards, if required. In the event of a stoppage, the Construction Agent shall make, or cause its contractor to make, every reasonable effort to staff the performance of the Work properly.

     SECTION 4.07.    Books and Records.  The Construction Agent shall at all
                      -----------------
times during the performance of the Work keep and maintain accurate books, records and accounts showing all materials ordered and received and all disbursements and accounts payable in connection with performance of the Work.

     SECTION 4.08.    Environmental Laws.  The work shall be performed in
                      ------------------
compliance in all material respects with all applicable Environmental Laws and all necessary environment permits will be obtained and maintained in full force and effect.

     SECTION 4.09.    Inspection Rights.  The Construction Agent shall allow the
                      -----------------
Agent and the Lessor, (or their authorized agents) to enter each Leased Premises to inspect the Improvements upon prior written request and during normal business hours at a time reasonably approved by the Construction Agent, which request and approval shall not be required in the event of an emergency or if an Event of Default hereunder or under the Loan Agreement or Lease Agreement has occurred and is continuing, for the purpose of inspecting the progress of the Work and examining all books, accounts, plans, drawings and records with respect thereto.

Such entry and inspection shall be carried out in a manner that does not unreasonably disrupt the Work. So long as no Event of Default has occurred and is continuing hereunder or thereunder, such entry and inspection shall be made no more frequently than quarterly and at the inspecting party's expense. While any Event of Default is continuing hereunder or thereunder, such entry and inspection may be made from time to time at the Construction Agent's expense.

     SECTION 4.10     Completion Date.
                      ---------------

     (a) The Construction Agent shall cause the Improvements for such Leased Premises and all portions of the Work associated therewith to be Substantially Complete no later than Completion Date for such Improvements. So long as no Event of Default or Unmatured Event of Default hereunder or under the Loan Agreement or Lease Agreement shall have occurred and be continuing, in the event that the Construction Agent determines that the Improvements for any Leased Premises will not be Substantially Complete on or before the Completion Date thereof, upon (i) the written request of the Construction Agent to the Lessor and the Agent no later than the Completion Date and (ii) the written consent of the Lessor and the Agent to such request, which consent may be withheld for any or no reason, then the Completion Date shall be extended for a period of time so designated by the Lessor and the Agent, but no later than July 16, 1999.

     (b) If (i) the Improvements for any Leased Premises are not Substantially Complete by the Completion Date thereof, (ii) if the Completion Certificate and other documents specified in Section 4.18 hereof have not been delivered for any Leased Premises by the Completion Date or (iii) if the actual Property Cost for any Leased Premises set forth in the Completion Certificate is greater than the lesser of (x) 110% of the Estimated Improvement Cost plus the Purchase Price thereof or (y) 110% of the Appraised Value then, without limitation to Lessor's rights in Article V, the Lessor may elect to require the Lessee to sell such Leased Premises as provided in Section 16 of the Lease Agreement and pay the Lessor the amounts specified in said Section 16 of the Lease Agreement as if the date specified by the Lessor were the last day of the Lease Term for such Leased Premises.

     (c) Within 120 days after the date on which the Improvements are Substantially Complete, the Construction Agent shall cause to be completed all punchlist items and other aspects of the Work contemplated by the definition of "Substantially Complete".

     SECTION 4.11     Change Orders.  Except as otherwise specifically set forth
                      -------------
herein, without invalidating this Agency Agreement, the Construction Agent may order changes in the Work within the general scope of this Agency Agreement consisting of additions, deletions or other revisions that the Construction Agent deems necessary or desirable that do not adversely affect the soundness, structural integrity, value, utility, operation or useful life of any Improvements (any such change, a "Change Order"). All Change Orders shall be performed under the applicable conditions of this Agency Agreement. On or before the Completion Date, the Construction Agent shall deliver to the Lessor and to the Agent copies of all supplements to, and amendments and modifications of, the Final Construction Plans reflecting all Change Orders. No Change Order shall be deemed to extend the Completion Date or modify the Estimated Improvement Cost, nor shall the implementation of any Change Order constitute evidence of any party's consent to such extension, unless the Lessor and the Construction Agent have expressly agreed that the Completion Date is so extended pursuant to
Section 4.10 hereof.

     SECTION 4.12     Independent Contractor Status.  The Construction Agent
                      -----------------------------
recognizes that despite its designation as the Lessor's agent hereunder, it is engaged as an independent contractor hereunder and acknowledges that Lessor shall not have any responsibility to provide any benefits normally associated with employee status. The Construction Agent, in accordance with its status as an independent contractor, covenants and agrees that it will conduct itself in a manner consistent with such status, that it will neither hold itself out as, nor claim to be an officer, director, partner or employee of the Lessor or the Agent by reason hereof, and that it shall not by reason hereof make any claim, demand or application to or for any right or privilege applicable to an officer, director, partner or employee of the Lessor or the Agent.

     SECTION 4.13     Removal of Liens.  If any notices of contract, statements
                      ----------------
of claim with respect to unpaid costs for the performance of the work or mechanics, or materialmen's liens (collectively, "Mechanics' Liens") are filed against any Leased Premises, or any portion of any thereof, by any vendor or agent of the Construction Agent or any employee, contractor or subcontractor with respect to the Work, the Construction Agent agrees to promptly, and in any event prior to the next Advance Date, to cause such Mechanic's Lien to be removed or bonded against at its sole cost and expense as of such date.

     SECTION 4.14     Standard of Work.  The Construction Agent warrants to the
                      ----------------
Lessor that all materials shall be new (except as otherwise set forth in the Final Construction Plans) and of good quality and all Work shall be of good and workmanlike quality, and in conformance with the requirements of the Final Construction Plans and as set forth in this Agency Agreement.

     SECTION 4.15     Notice of Delay.  The Construction Agent shall give the
                      ---------------
Lessor and the Construction Agent prompt written notice of interruption of the performance of the Work that may interfere with its ability to complete any Improvements by the applicable Completion Date.

     SECTION 4.16     Warranty of Title.  The Construction Agent represents and
                      -----------------
warrants to and covenants with the Lessor that the Lessor has and shall have good title to the Leased Premises, subject only to the Permitted Liens, and that, except for the Lessor Liens, the Construction Agent shall warrant and defend the same to the Lessor against the claims and demands of all Persons.

     SECTION 4.17     Lease Agreement.  The provisions of the Lease Agreement
                      ---------------
shall be fully applicable to the Construction Agent, as agent hereunder, and the Construction Agent shall comply with all the terms and conditions thereof.

     SECTION 4.18     Conditions of Completion.  As a condition precedent to
                      ------------------------
consideration of the Improvements as being Substantially Complete and as a condition of satisfaction of the Construction Agent's obligations under Section 4.10(a) hereof, the Construction Agent shall deliver or cause to be delivered to the Lessor all of the following items which must be satisfactory in form and substance to the Lessor and the Agent:

          (a) Final lien waivers with respect to the Improvements from any contractor or subcontractor performing construction or installation services for any of the Improvements establishing that all work and labor performed and materials furnished through such date has been paid for in full, or a bond or other assurance of payment with respect thereto or a certificate as to the non-existence of any liens as contemplated by the form of Requisition Certificate attached hereto as Exhibit A;

          (b) All necessary consents, licenses, authorizations and approvals of municipal or other state or federal governmental authorities having jurisdiction over the Improvements have been obtained (including without limitation environmental permits, but, excluding certificates of occupancy which the Construction Agent has applied for and is diligently prosecuting);

          (c) An officer's certificate (the "Completion Certificate") that the Improvements are Substantially Complete and no Event of Default hereunder has occurred and is continuing and setting forth the actual Improvement Cost thereof; and

          (d) A certificate of a licensed architect or engineer selected by the Agent, subject to the Construction Agent's reasonable approval (the cost of whom shall be paid by the Construction Agent), to the effect that the Improvements are Substantially Complete.


                                   ARTICLE V

                             Defaults and Remedies
                             ---------------------

     SECTION 5.01.    Events of Default.  Any of the following shall constitute
                      -----------------
an Event of Default by the Construction Agent under this Agency Agreement:

     (a) If the Construction Agent defaults in making payment of any sum payable hereunder and such default continues for five Business Days of such default;

     (b) If, as of the time when the same shall have been made, any representation or warranty of the Construction Agent set forth herein or in any consent, notice, certificate, demand, request or other instrument delivered by the Construction Agent in connection with or pursuant to this Agency Agreement, any other Transaction Document to which it is a party or the transactions contemplated hereby or thereby shall prove to have been incorrect or untrue in any material respect when made;

     (c) If the Construction Agent fails to cause the Improvements to be Substantially Complete in accordance with the Final Plans by the Completion Date for a cost not greater than 110% of the Appraised Value, or if the Construction Agent otherwise fails to satisfy conditions (i), (ii) or (iii) of Section 4.10(b) hereof; or

     (d) If the Construction Agent shall fail to cause any Mechanic's Lien to be removed or bonded against in accordance with Section 4.13 hereof, or fail to maintain the insurance required by Section 4.17 hereof;

     (e) If the Construction Agent defaults in the performance in any other covenant, agreement, or obligation on the part of the Construction Agent to be performed under this Agency Agreement, and such default continues for a period of thirty (30) days after notice thereof; provided, however, that in the case of a default that can with reasonable diligence be remedied by the Construction Agent, but not within a period of thirty (30) days, if the Construction Agent shall promptly commence to remedy the default and thereafter shall prosecute the cure of such default with reasonable diligence, the period of time after obtaining such notice of default within which to remedy the default shall be extended for such period as may be reasonable to remedy the same with all reasonable diligence, up to a maximum period of 90 days after notice of such default; and

     (f) An Event of Default, as defined in any of the other Transaction Documents, by the Construction Agent shall have occurred and be continuing under any of the Transaction Documents.

     SECTION 5.02.    Remedies.  After the occurrence of any Event of Default
                      --------
hereunder, the Lessor shall have all rights and remedies available at law and in equity and without limiting the generality of the foregoing, may elect to exercise any or all of the following remedies which shall be cumulative and not exclusive:

     (a) Terminate the Construction Agent's authority and all of the Construction Agent's rights and privileges under this Agency Agreement;

     (b) Exercise all rights and remedies of the Lessor under any or all of the Transaction Documents;

     (c) Demand immediate payment of all sums due hereunder together with interest thereon at the Late Payment Rate until paid;

     (d)  Specifically enforce the Construction Agent's obligations pursuant to
Article IV hereof;

     (e) Recover from the Construction Agent all other damages and expenses that the Lessor may have sustained by reason of the Event of Default, including, without limitation, reasonable attorneys' fees and expenses, which damages and expenses shall be paid by the Construction Agent as they are incurred by the Lessor, together with interest thereon at the Late Payment Rate until paid.

     SECTION 5.03.    Costs of Enforcement.  If an action shall be brought by
                      --------------------
the Lessor for the enforcement of any provision of this Agency Agreement, the Construction Agent shall pay to the Lessor all costs and other expenses that may become payable as a result thereof, including, without limitation, reasonable attorneys' fees and expenses.

     SECTION 5.04.    Cumulative Remedies.  No right or remedy herein conferred
                      -------------------
upon or reserved to the Lessor is intended to be exclusive of any other right or remedy and every right and remedy shall be cumulative and in addition to any other legal or equitable right or remedy given hereunder, or at any time existing. The failure of the Lessor to insist upon the strict performance of any provision or to exercise any option, right, power or remedy contained in this Agency Agreement shall not be construed as a waiver or a relinquishment thereof for the future.


                                  ARTICLE VI

                             Exculpation of Lessor
                             ---------------------

     Anything in this Agency Agreement to the contrary notwithstanding, except with respect to the Lessor Liens attributable to the Lessor and the Lessor's gross negligence, willful misconduct or fraud, no recourse or relief shall be had under any rule of law or equity, statute or constitution, or by enforcement of any assessments, penalties, damages, judgments, or otherwise, for liability arising from this or the other Transaction Documents (whether by breach of any obligation, monetary or nonmonetary on the part of the Lessor) against the Lessor personally or against any officer, member, director, or representative of the Lessor, including any predecessor or successor of the Lessor, it being expressly understood and agreed that any liability or obligation of the Lessor under this Agency Agreement is chargeable to and compensable solely and exclusively from the Lessor's interest, if any, in and to the Leased Premises, and any funds or proceeds (including rights to funds and proceeds) in possession of the Lessor in any manner derived from the Lessor's rights or interests under the Transaction Documents, and any claim of liability other than the foregoing is hereby expressly waived by the Construction Agent and by any Person claiming by, through or under the Construction Agent.


                                  ARTICLE VII

                                 Miscellaneous
                                 -------------

     SECTION 7.01.    GOVERNING LAW; WAIVER OF JURY TRIAL.  THIS AGENCY
                      -----------------------------------
AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK. IN CONNECTION WITH THIS AGENCY AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION DOCUMENTS, PURSUANT TO SECTION
6.06 OF THE PARTICIPATION AGREEMENT, THE CONSTRUCTION AGENT HAS AGREED TO THE NONEXCLUSIVE PERSONAL JURISDICTION OF AND VENUE IN THE STATE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND WAIVED THE RIGHT TO TRIAL BY JURY.

     SECTION 7.02.    Notices; Modification.
                      ---------------------

     (a) Any notices required or permitted hereunder or under any Transaction Document, or by Law in respect of any Transaction Document, shall be in writing and shall be deemed given and effective when personally delivered, or if sent by registered or certified mail, four Business Days after date of delivery to the post office, or if sent by overnight delivery (express mail or overnight courier), when received, or if sent by telex or telecopy, upon receipt, in each case addressed to the Person required to receive the same at the address stated on the signature pages of the Participation Agreement or in accordance with the last unrevoked written direction from such Person to the other parties hereto.

     (b) The terms of this Agency Agreement shall not be waived, altered, modified, amended, supplemented, or terminated in any manner whatsoever except by written instrument signed by the parties hereto.

     SECTION 7.03.    Illegal Provision.  If any provision herein contained
                      -----------------
shall be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof, and this Agency Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

     SECTION 7.04.    Binding Effect.  The covenants, conditions and agreements
                      --------------
herein contained shall bind, and the benefits and advantages shall inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto. With respect to provisions of the provisions in this Agency Agreement that by their terms are expressly for the benefit of any of the Indemnified Parties, such Persons shall be third party beneficiaries of this Agency Agreement and shall be entitled to enforce such provisions. Pursuant to the Mortgage and Assignment Agreements, the Agent, for the benefit of the Lenders and the Equity Participant shall have the right to and enforce any right or remedy available to the Lessor hereunder or under any other Transaction Document (without the need for any further written assignment). Whenever used, the singular shall include the plural, the plural include the singular and the use of any gender shall include all genders.

     SECTION 7.05.    Counterparts.  This Agency Agreement may be executed in
                      ------------
any number of counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same instrument.

     SECTION 7.06.    Headings.  The headings to the various sections of this
                      --------
Agency Agreement have been inserted for the convenience of reference only and shall not limit or otherwise affect any of the terms hereof.

     SECTION 7.07.    Time of Essence.  Time is of the essence of this Agency
                      ---------------
Agreement.

     IN WITNESS WHEREOF, the undersigned set their hands under seal as of the day and year first above written.

                              FLEET NATIONAL BANK,
                              not in its individual capacity but solely as Owner Trustee under the Trust
                              Agreement




                              By:  /s/ Elizabeth C. Hammer
                                   -----------------------
                                Name:  Elizabeth C. Hammer
                                Title: Vice President



                              SMART & FINAL INC.,
                              as Construction Agent



                              By:  /s/ Martin Lynch
                                   ----------------
                                Name:   Martin Lynch
                                Title:  Executive Vice President

                              By:  /s/ Donald G. Alvarado
                                   ----------------------
                                Name:   Donald G. Alvarado
                                Title:  Senior Vice President

                                   Exhibit A

                            REQUISITION CERTIFICATE

                         Dated:  As of [Advance Date]

     Capitalized terms used herein without definition have the meanings set forth in the Participation Agreement dated as of April 16, 1997 between Lessor (as defined therein) and Smart & Final Inc. and certain other parties.

     The undersigned hereby certifies to the Lessor, the Lenders, the Equity Participant and the Agent that:

     SECTION 1.       SUMMARY TO DATE:

     The following is a summary of previous the Advances to date and the Advances requested by this Requisition and their relation to the Estimated Cost of Improvements.

     The Construction Agent shall provide a Separate Summary for each Leased Premises and a combined summary of all Leased Premises.

     (a)  The lesser of (x) 110% of the
          Estimated Improvement Cost plus the Purchase
          Price or (y) 110% of the Appraised Value
          (based on Final Construction Plans)
          for each Leased Premise                                    $__________

     (b)  Advances and Purchase Price heretofore paid                $__________

     (c)  Balance to complete the Improvements-*/                    $__________

     (d)  Improvement Cost to date (aggregate                        $__________
           Improvement Cost certified in Section 2 of this and prior Requisition Certificates) and Purchase Price heretofore paid

     (e)  Amount of Improvement Cost which is                        $__________
           unreimbursed [(d)-(b)]

     (f)  Lessor's Share of Improvement Cost                         $__________
           [lesser of (i) (a)-(b)-(c) or (ii) (e)]

     (g)  Advance requested                                          $__________


     Total                                                           $__________

--------------------
-*/  Estimated by Construction Agent as of the date of this Requisition.

     Section 2. The Advance requested pursuant to this Requisition Certificate is to be made on account of costs which are a part of Improvement Cost as of the date hereof. None of these costs have been included as Improvement Cost on a prior Requisition Certificate. These costs are as set forth below.


         DESCRIPTION OF ITEM                      REQUESTED AMOUNT FOR
             OR EXPENSE                             ITEM OR EXPENSE


                             SEE ATTACHED SCHEDULE
                      [Itemized by each Leased Premises]


     Section 3. All conditions for Advances of Lessor's Share of Improvement Cost set forth in Section 3.02 of the Agency Agreement and in
Section 2(a) of the Lease Agreement have been satisfied.

     Section 4. The Improvement Cost as of the date hereof is as set forth in Section 1(d) above, and if the Improvement Cost plus the balance to complete Improvements (as set forth in Section 1(c) above) exceeds the aggregate Estimated Improvement Cost, the Construction Agent has paid in full the excess.

     Section 5. No changes have been made in any respect to the Final Construction Plans, except those changes that the Construction Agent deems necessary or desirable that do not adversely affect the current soundness, structural integrity, value, utility, operation or useful life of the Improvements.

     Section 6. All permits, etc. specified in Section 4.03 of the Agency Agreement remain in full force and effect.

     Section 7. The Construction Agent represents and warrants that the Construction Agent is not (a) in default of any obligations to the Lessor under any of the Transaction Documents and (b) in default to any subcontractors, workmen or materialmen in connection with the Improvements as of the date hereof. The Leased Premises are free of any lien other than Permitted Encumbrances.

     Section 8. All other funds disbursed by the Lessor under prior Requisition Certificates have been expended for the purposes for which they were requisitioned.

     Section 9. As of the date of this Requisition Certificate, the dollar amount shown in Section 1 above for the "Balance to complete" represents, in the Construction Agent's best judgment, a correct statement of the total additional dollar amount required to pay all Improvement Cost which will be incurred in completion of the Improvements.

     Section 10. This Requisition Certificate is being submitted to induce the Lessor to make an Advance pursuant to the Participation Agreement relative to the Improvements which are the subject matter of this Requisition Certificate, and it is intended that the Lessor, the Lenders, the Equity Participant and the Agent shall rely upon the same.

     IN WITNESS WHEREOF, this Certificate has been executed as of the date set forth above.

                          SMART & FINAL INC.,
                          as Construction Agent



                          By:______________________________________
                            Name:
                            Title: